Exhibit 99.1

Bay Banks of Virginia, Inc. Reports Third Quarter and Year-to-date 2019 Results

RICHMOND, VA, October 29, 2019 /PRNewswire/ -- Bay Banks of Virginia, Inc. (OTCQB: BAYK), holding company of Virginia Commonwealth Bank and VCB Financial Group, Inc., announced financial results for the three and nine months ended September 30, 2019.

The company reported net income of $1.8 million, or $0.14 per diluted share, for the third quarter of 2019 compared to $1.7 million, or $0.13 per diluted share, for the second quarter of 2019 and $1.0 million, or $0.08 per diluted share, for the third quarter of 2018. For the first nine months of 2019, the company reported net income of $5.1 million, or $0.39 per diluted share, compared to $3.1 million, or $0.24 per diluted share, for the first nine months of 2018. Net income in the first nine months of 2018 included $363 thousand ($287 thousand1 after income tax) of merger-related expenses incurred in connection with the company’s merger with Virginia BanCorp, Inc. on April 1, 2017 (the “Merger”).

Randal R. Greene, President and Chief Executive Officer, commented: “I am again pleased to report improved quarterly results. On a pre-tax, pre-loan loss provision basis, income increased $600 thousand1 when comparing the third quarter to the second quarter of 2019 and $1.1 million1 when comparing the third quarter of 2019 to the third quarter of 2018. In the third quarter of 2019, we continued to realize the benefit of stronger loan yields, though recent index rate declines are resulting in downward pressure on yields.

“As noted last quarter, deposit costs in our markets are stabilizing. We began to lower deposit costs late in the second quarter, and due to this and lower rates on alternative funding sources, I am pleased to report declining funding costs on a sequential quarter basis. In addition, we are experiencing some success in growing noninterest-bearing accounts, though this growth is occurring at a slower pace than we would like. We’ve had many wins, though it takes time for these accounts to fund.”

Operating Results

Third Quarter 2019 compared to Second Quarter 2019

•	Income before income taxes for the third quarter of 2019 was $2.3 million compared to $2.1 million for the second quarter of 2019.
•

Interest income for the three months ended September 30, 2019 was $12.8 million, on average interest-earning assets of $1.04 billion, compared to $12.3 million, on average interest-earning assets of $1.04 billion, for the three months ended June 30, 2019. Interest income in the third quarter of 2019 included accretion of acquired loan discounts of $357 thousand, while interest income in the second quarter of 2019 included $197 thousand of accretion of acquired loan discounts. Higher accretion in the third quarter of 2019 was primarily attributable to early payoffs of loans acquired in the Merger. Yields on average interest-earning assets were 4.87% and 4.77% for the sequential quarter periods, including the effect of accretion. Of the increase in yield from the second quarter to the third quarter of 2019, 6 basis points were attributable to higher accretion of acquired loan discounts of $160 thousand.

•

Interest expense was $3.7 million and $3.8 million for the three months ended September 30, 2019 and June 30, 2019, respectively, and cost of funds was 1.52% and 1.58% for the sequential quarter periods. Average interest-bearing liabilities were $851.4 million and $857.4 million for the third and second quarters of 2019, respectively.

•

Net interest margin (“NIM”) was 3.45% for the third quarter of 2019 compared to 3.29% for the second quarter of 2019. Of the increase in NIM from the second quarter to the third quarter of 2019, 6 basis points were attributable to higher accretion of acquired loan discounts in the third quarter of 2019.

•

Provision for loan losses was $495 thousand in the third quarter of 2019, while provision for loan losses in the second quarter of 2019 was $62 thousand. Higher provision for loan losses in the third quarter of 2019 was primarily attributable to net charge-offs from a select portfolio of purchased consumer loans, a specific reserve for a commercial and industrial loan, and gross loan growth of $14.4 million.
•

Noninterest income for the three months ended September 30, 2019 and June 30, 2019 was $1.2 million and $1.3 million, respectively. Lower noninterest income in the third quarter of 2019 compared to the second quarter of 2019 was primarily due to lower wealth management revenue, which decreased $77 thousand on a sequential quarter basis.

•

Noninterest expense for the three months ended September 30, 2019 and June 30, 2019 was $7.4 million and $7.6 million, respectively. Noninterest expense for the third quarter of 2019 included the benefit of a small bank assessment credit from the Federal Deposit Insurance Corporation (“FDIC”) of $171 thousand and a decrease in salaries and employee benefits expense, partially offset by a net loss on the sale and valuation of other real estate owned of $375 thousand. The company’s efficiency ratio for the third quarter of 2019 was 72.8% compared to 77.7% for the second quarter of 2019.

•

Income tax expense for the third quarter of 2019 was $448 thousand, reflective of a 19.6% effective income tax rate, while income tax expense for the second quarter of 2019 was $395 thousand, reflective of an 18.7% effective income tax rate.

Nine Months Ended September 30, 2019 compared to Nine Months Ended September 30, 2018

•	Income before income taxes for the nine months ended September 30, 2019 was $6.2 million compared to $3.7 million for the first nine months of 2018.
•

Interest income for the nine months ended September 30, 2019 was $37.4 million, on average interest-earning assets of $1.04 billion, compared to $32.1 million for the nine months ended September 30, 2018, on average interest-earning assets of $916.2 million. Interest income in the nine months ended September 30, 2019 included accretion of acquired loan discounts of $993 thousand, while interest income in the nine months ended September 30, 2018 included $1.4 million of accretion of acquired loan discounts. Yields on average interest-earning assets were 4.85% and 4.69% for the first nine months of 2019 and 2018, respectively. The higher yield on average interest-earning assets in the 2019 period was primarily due to higher loan yields, partially offset by lower accretion of acquired loan discounts of $407 thousand, which had a negative 5 basis point effect.

•

Interest expense was $11.2 million and $7.0 million for the nine months ended September 30, 2019 and 2018, respectively, and cost of funds was of 1.55% and 1.08% for the respective periods. Higher cost of funds in the nine months ended September 30, 2019 was primarily due to competition for deposits in the company’s markets, the repricing of maturing time deposits, greater use and cost of Federal Home Loan Bank of Atlanta advances, and higher interest rates in general. Average interest-bearing liabilities were $854.1 million and $752.5 million for the nine months ended September 30, 2019 and 2018, respectively.

•

NIM was 3.39% for the nine months ended September 30, 2019 compared to 3.67% for the nine months ended September 30, 2018. Lower NIM in the 2019 period was primarily due to higher cost of funds and lower accretion of acquired loan discounts, partially offset by higher loan yields. Lower accretion of acquired loan discounts had a negative 6 basis point effect on NIM in the 2019 period compared to the 2018 period.

•

Provision for loan losses was $871 thousand for the nine months ended September 30, 2019, primarily attributable to net charge-offs and additions to the specific reserve in the third quarter of 2019, noted previously, and gross loan growth of $29.7 million. Provision for loan losses in the nine months ended September 30, 2018 was $481 thousand, which included a $580 thousand benefit to correct for an overstatement in the company’s allowance for loan losses as of December 31, 2017, as previously reported.

•

Noninterest income for the nine months ended September 30, 2019 and 2018 was $3.6 million and $3.3 million, respectively. The 2018 period included a gain of $352 thousand on the curtailment of the company’s post-retirement benefit plan.

•

Noninterest expense for the nine months ended September 30, 2019 and 2018 was $22.7 million and $24.2 million, respectively. Expenses associated with the succession of the company’s CFO and in the completion of the company’s 2017 year-end reporting incurred in the first half of 2018 were approximately $1.2 million. Merger-related expenses were $0 and $363 thousand for the nine months ended September 30, 2019 and 2018, respectively.

•

Income tax expense for the nine months ended September 30, 2019 was $1.2 million, reflective of an 18.9% effective income tax rate, while income tax expense for the nine months ended September 30, 2018 was $645 thousand, reflective of a 17.2% effective income tax rate.

Third Quarter 2019 compared to Third Quarter 2018

•	Income before income taxes for the third quarter of 2019 was $2.3 million compared to $1.2 million for the third quarter of 2018.
•

Interest income for the three months ended September 30, 2019 was $12.8 million, on average interest-earning assets of $1.04 billion, compared to $10.9 million, on average interest-earning assets of $929.1 million, for the three months ended September 30, 2018. Interest income in the third quarter of 2019 and 2018 included accretion of acquired loan discounts of

$357 thousand. Yields on average interest-earning assets were 4.87% and 4.66% for the third quarters of 2019 and 2018, respectively. The increase in yield on average interest-earning assets was primarily attributable to higher loan yields in the 2019 period.

•

Interest expense was $3.7 million and $2.6 million for the three months ended September 30, 2019 and 2018, respectively, and cost of funds was 1.52% and 1.19%, for the respective periods. Higher costs of funds in the 2019 period was primarily due to higher cost of deposits of 1.40% in the 2019 period compared to 1.02% in the 2018 period due to the reasons noted above. Average interest-bearing liabilities were $851.4 million and $762.0 million for the third quarters of 2019 and 2018, respectively.

•

NIM was 3.45% for the third quarter of 2019 compared to 3.57% for the third quarter of 2018. The decline in NIM was primarily attributable to higher cost of deposits, partially offset by higher loan yields in the 2019 period.

•

Provision for loan losses was $495 thousand for the three months ended September 30, 2019, primarily attributable to net charge-offs from a select portfolio of purchased consumer loans, a specific reserve for a commercial and industrial loan, and gross loan growth of $14.4 million in the third quarter of 2019. Provision for loan losses for the three months ended September 30, 2018 was $509 thousand, primarily attributable to gross loan growth of $52.7 million.

•

Noninterest income for the three months ended September 30, 2019 and 2018 was $1.2 million and $996 thousand, respectively. The increase of $204 thousand quarter over quarter was primarily attributable to higher secondary market sales and servicing income, as the company sold a greater volume of mortgages originated in the 2019 period.

•

Noninterest expense for the three months ended September 30, 2019 and 2018 was $7.4 million and $7.5 million, respectively. In the third quarter of 2019, the company received a small bank assessment credit of $171 thousand from the FDIC, as noted previously. Higher consulting, legal, and audit and accounting fees in the 2018 period were primarily related to projects, such as the implementation of an enterprise risk management platform, legal services related to the company’s employment benefit plans, and a Sarbanes-Oxley readiness assessment. Additionally, in the third quarter of 2019, the company reported a $375 thousand net loss on the sale and valuation of other real estate owned, while a net gain of $112 thousand was reported in the 2018 period. The company’s efficiency ratio for the third quarter of 2019 was 72.8% compared to 81.3% for the same quarter of 2018.

•	Income tax expense for the third quarter of 2019 and 2018 was $448 thousand and $198 thousand, respectively, reflective of a 19.6% and 16.2% effective income tax rate, respectively.

Balance Sheet

•	Total assets were $1.11 billion and $1.08 billion at September 30, 2019 and December 31, 2018, respectively.
•

Loans, net of allowance for loan losses, were $924.3 million at September 30, 2019 compared to $894.2 million at December 31, 2018, an annualized growth rate of over 4%. Excluding the payoff of approximately $31.8 million in the first nine months of 2019 of purchased portfolio loans, including those acquired in the Merger, loan growth, annualized, was approximately 9% for the first nine months of 2019.

•

Deposits were $893.7 million at September 30, 2019 compared to $842.2 million at December 31, 2018. Noninterest-bearing demand accounts comprised 14.0% of total deposits at September 30, 2019, up 40 basis points from 13.6% at December 31, 2018.

•

Shareholders’ equity was $124.9 million and $117.5 million at September 30, 2019 and December 31, 2018, respectively, an increase of $7.4 million. The increase in shareholders’ equity in the first nine months of 2019 was primarily attributable to net income of $5.1 million and $1.7 million of net unrealized gains on the company’s available-for-sale securities portfolio. Tangible book value, calculated as shareholders’ equity less goodwill and core deposit intangible assets, net of the associated deferred tax liability, divided by common shares outstanding, was $8.49[1] and $7.98[1] at September 30, 2019 and December 31, 2018, respectively. Capital ratios for Virginia Commonwealth Bank were above regulatory minimum guidelines for well-capitalized banks as of September 30, 2019 and December 31, 2018.

•

Annualized return on average assets for the quarters ended September 30, 2019, June 30, 2019, and September 30, 2018 was 0.66%, 0.62%, and 0.41%, respectively, while annualized return on average equity for the same periods was 5.97%, 5.72%, and 3.55%, respectively.

Asset Quality

•

Nonperforming assets were $9.4 million, or 0.84% of total assets, as of September 30, 2019, compared to $7.7 million, or 0.71% of total assets, as of June 30, 2019, and $8.8 million, or 0.81% of total assets, as of December 31, 2018. The increase in nonperforming assets as of September 30, 2019 was primarily attributable to a commercial and industrial loan participation to a professional service firm being classified as substandard and placed on nonaccrual during the third quarter of 2019. During the third quarter of 2019, the borrower announced its plan to liquidate and subsequently filed for Chapter 7 bankruptcy. The outstanding balance of the loan as of September 30, 2019 was $2.7 million. As of June 30, 2019, the outstanding balance of the loan was $5.9 million and was classified as special mention. This increase in nonperforming assets in the third quarter of 2019 was partially offset by a $990 thousand reduction of other real estate owned, net, as the company continues to reduce its foreclosed properties portfolio.
•

The ratio of allowance for loan losses to total gross loans was 0.80%, 0.82%, and 0.88% at September 30, 2019, June 30, 2019, and December 31, 2018, respectively. The company’s allowance for loan losses does not include discounts recorded on loans acquired in the Merger, which were $2.9 million, $3.3 million, and $3.9 million as of September 30, 2019, June 30, 2019, and December 31, 2018, respectively.

Outlook

Greene concluded: “Our loan pipeline continues to be strong; however, the lower rate environment is resulting in some competitors offering terms with which we will not compete. Additionally, we anticipate accelerated pay-offs in this down-rate environment. We will continue our strategy of funding the highest yielding loans and emphasizing residential loan originations that can be sold in the secondary market. We will continue to walk-down deposit costs, which I expect will provide some support to our net interest margin.

“I continue to believe we are operating in two of Virginia’s strongest markets and that these markets will perform well during most market conditions. Our recent $25 million subordinated notes offering provides us with adequate capital to continue our growth strategy, funding to possibly call our existing subordinated notes, and the ability to weather any unforeseen negative market conditions. Finally, our board of directors recently approved a share repurchase program, which we will utilize as market opportunities arise.”

About Bay Banks of Virginia, Inc.

Bay Banks of Virginia, Inc. is the bank holding company for Virginia Commonwealth Bank and VCB Financial Group, Inc. Founded in the 1930s, Virginia Commonwealth Bank is headquartered in Richmond, Virginia. With 19 banking offices, including one loan production office, located throughout the greater Richmond region, the Northern Neck region, Middlesex County, and the Hampton Roads region, the bank serves businesses, professionals, and consumers with a wide variety of financial services, including retail and commercial banking, and mortgage banking. VCB Financial Group provides management services for personal and corporate trusts, including estate planning, estate settlement and trust administration, and investment and wealth management services.

Caution About Forward-Looking Statements

This press release contains statements concerning the company's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the company include, but are not limited to: changes in interest rates and general economic conditions; the legislative/regulatory climate; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and Federal Reserve Board; the quality or composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the company's market area; acquisitions and dispositions; implementation of new technologies and the ability to develop and maintain secure and reliable electronic systems; and tax and accounting rules, principles, policies and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, contact Randal R. Greene, President and Chief Executive Officer, at 844-404-9668 or Judy C. Gavant, Executive Vice President and Chief Financial Officer, at 804-518-2606 or inquiries@baybanks.com.

1 See discussion of non-GAAP financial measures at the end of the Supplemental Financial Data tables that follow.

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data

CONSOLIDATED BALANCE SHEETS

	(unaudited)
(Dollars in thousands, except share data)	September 30, 2019	December 31, 2018 (1)
ASSETS
Cash and due from banks	$7,419	$7,685
Interest-earning deposits	23,894	18,981
Federal funds sold	92	625
Certificates of deposit	3,498	3,746
Available-for-sale securities, at fair value	80,748	82,232
Restricted securities	6,684	7,600
Loans receivable, net of allowance for loan losses of $7,495 and $7,902, respectively	924,268	894,191
Loans held for sale	268	368
Premises and equipment, net	20,532	18,169
Accrued interest receivable	3,104	3,172
Other real estate owned, net	2,178	3,597
Bank owned life insurance	19,632	19,270
Goodwill	10,374	10,374
Mortgage servicing rights	910	977
Core deposit intangible	1,675	2,193
Deferred tax asset, net	740	1,510
Other assets	6,203	5,927
Total assets	$1,112,219	$1,080,617

LIABILITIES
Noninterest-bearing demand deposits	$124,670	$114,122
Savings and interest-bearing demand deposits	372,404	359,400
Time deposits	396,614	368,670
Total deposits	893,688	842,192

Securities sold under repurchase agreements	6,323	6,089
Federal Home Loan Bank advances	68,000	100,000
Subordinated notes, net of unamortized issuance costs	6,906	6,893
Other liabilities	12,445	7,967
Total liabilities	987,362	963,141

SHAREHOLDERS' EQUITY
Common stock ($5 par value; authorized - 30,000,000 shares; outstanding - 13,334,302 and 13,201,682 shares, respectively) (2)	66,671	66,008
Additional paid-in capital	36,781	36,972
Unearned employee stock ownership plan shares	(1,593)	(1,734)
Retained earnings	22,658	17,557
Accumulated other comprehensive income (loss), net	340	(1,327)
Total shareholders' equity	124,857	117,476
Total liabilities and shareholders' equity	$1,112,219	$1,080,617

(1) Derived from audited December 31, 2018 Consolidated Financial Statements.

(2) Preferred stock is authorized; however, none was outstanding as of September 30, 2019 and December 31, 2018.

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
(Dollars in thousands, except per share data)	September 30, 2019	June 30, 2019	September 30, 2018
INTEREST INCOME
Loans, including fees	$11,930	$11,458	$10,124
Securities:
Taxable	553	577	498
Tax-exempt	113	97	119
Federal funds sold	6	18	3
Interest-earning deposit accounts	145	152	106
Certificates of deposit	18	19	18
Total interest income	12,765	12,321	10,868

INTEREST EXPENSE
Deposits	3,123	3,088	2,027
Securities sold under repurchase agreements	4	4	3
Subordinated notes and other borrowings	142	138	128
Federal Home Loan Bank advances	465	614	441
Total interest expense	3,734	3,844	2,599
Net interest income	9,031	8,477	8,269
Provision for loan losses	495	62	509
Net interest income after provision for loan losses	8,536	8,415	7,760

NONINTEREST INCOME
Income from fiduciary activities	201	206	151
Service charges and fees on deposit accounts	243	246	251
Wealth management	185	262	144
Interchange fees, net	108	121	105
Other service charges and fees	32	27	30
Secondary market sales and servicing	293	267	152
Increase in cash surrender value of bank owned life insurance	122	121	123
Net gains (losses) on sale of available-for-sale securities	1	(2)	—
Net (losses) gains on disposition of other assets	—	(1)	51
Gain on rabbi trust assets	—	40	5
Other	15	8	(16)
Total noninterest income	1,200	1,295	996

NONINTEREST EXPENSE
Salaries and employee benefits	3,666	3,892	4,022
Occupancy	805	837	948
Data processing	541	609	546
Bank franchise tax	209	230	178
Telecommunications and other technology	258	262	171
FDIC assessments	(7)	162	151
Foreclosed property	48	19	45
Consulting	156	147	214
Advertising and marketing	124	109	126
Directors' fees	148	213	146
Audit and accounting	193	189	236
Legal	20	27	123
Core deposit intangible amortization	164	173	196
Net other real estate owned losses (gains)	375	72	(112)
Other	747	651	542
Total noninterest expense	7,447	7,592	7,532
Income before income taxes	2,289	2,118	1,224
Income tax expense	448	395	198
Net income	$1,841	$1,723	$1,026
Basic and diluted earnings per share	$0.14	$0.13	$0.08

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Nine Months Ended
(Dollars in thousands, except per share data)	September 30, 2019	September 30, 2018
INTEREST INCOME
Loans, including fees	$34,849	$29,853
Securities:
Taxable	1,725	1,392
Tax-exempt	327	356
Federal funds sold	31	14
Interest-earning deposit accounts	432	399
Certificates of deposit	57	54
Total interest income	37,421	32,068

INTEREST EXPENSE
Deposits	9,019	5,427
Securities sold under repurchase agreements	11	10
Subordinated notes and other borrowings	417	384
Federal Home Loan Bank advances	1,784	1,140
Total interest expense	11,231	6,961
Net interest income	26,190	25,107
Provision for loan losses	871	481
Net interest income after provision for loan losses	25,319	24,626

NONINTEREST INCOME
Income from fiduciary activities	621	596
Service charges and fees on deposit accounts	727	538
Wealth management	654	558
Interchange fees, net	330	221
Other service charges and fees	88	91
Secondary market sales and servicing	632	528
Increase in cash surrender value of bank owned life insurance	362	374
Net losses on sale of available-for-sale securities	(1)	—
Net losses on disposition of other assets	(2)	(18)
Gain (losses) on rabbi trust assets	130	(11)
Gain on curtailment of post-retirement benefit plan	—	352
Other	44	101
Total noninterest income	3,585	3,330

NONINTEREST EXPENSE
Salaries and employee benefits	11,532	12,407
Occupancy	2,510	2,607
Data processing	1,738	1,852
Bank franchise tax	655	531
Telecommunications and other technology	727	532
FDIC assessments	371	521
Foreclosed property	110	110
Consulting	418	937
Advertising and marketing	300	347
Directors' fees	525	382
Audit and accounting	586	839
Legal	130	380
Merger-related	—	363
Core deposit intangible amortization	517	610
Net other real estate owned losses (gains)	441	(169)
Other	2,108	1,966
Total noninterest expense	22,668	24,215
Income before income taxes	6,236	3,741
Income tax expense	1,180	645
Net income	$5,056	$3,096
Basic and diluted earnings per share	$0.39	$0.24

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

						As of and for the Nine
	As of and for the Three Months Ended					Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share amounts)	2019	2019	2019	2018	2018	2019	2018
Select Consolidated Balance Sheet Data
Total assets	$1,112,219	$1,094,260	$1,103,840	$1,080,617	$1,027,440
Cash, interest-earning deposits and federal funds sold	34,811	27,506	30,677	27,291	22,713
Available-for-sale securities, at fair value	80,748	81,169	82,030	82,232	81,215
Loans:
Mortgage loans on real estate	731,280	713,247	725,494	713,997	682,321
Commercial and industrial	186,281	187,531	173,360	164,608	144,118
Consumer	14,471	16,889	20,095	23,740	27,920
Loans receivable	932,032	917,667	918,949	902,345	854,359
Unamortized net deferred loan fees	(269)	(275)	(329)	(252)	(79)
Allowance for loan losses (ALL)	(7,495)	(7,479)	(7,858)	(7,902)	(7,287)
Net loans	924,268	909,913	910,762	894,191	846,993
Loans held for sale	268	593	—	368	—
Other real estate owned, net	2,178	3,168	3,718	3,597	3,663

Total liabilities	$987,362	$971,643	$983,903	$963,141	$910,893
Deposits:
Noninterest-bearing demand deposits	124,670	116,229	112,315	114,122	108,602
Savings and interest-bearing demand deposits	372,404	374,175	371,587	359,400	330,690
Time deposits	396,614	385,218	372,751	368,670	369,836
Total deposits	893,688	875,622	856,653	842,192	809,128
Securities sold under repurchase agreements	6,323	6,983	7,220	6,089	6,083
Federal Home Loan Bank advances	68,000	70,000	100,000	100,000	80,000
Subordinated notes, net of unamortized issuance costs	6,906	6,902	6,897	6,893	6,889

Shareholders' equity	124,857	122,617	119,937	117,476	116,547

Condensed Consolidated Statements of Operations
Interest income	$12,765	$12,321	$12,336	$11,735	$10,870	$37,421	$32,068
Interest expense	3,734	3,844	3,653	3,264	2,599	11,231	6,961
Net interest income	9,031	8,477	8,683	8,471	8,271	26,190	25,107
Provision for loan losses	495	62	314	870	509	871	481
Noninterest income	1,200	1,295	1,090	1,004	994	3,585	3,330
Noninterest expense	7,447	7,592	7,630	7,935	7,532	22,668	24,215
Income before income taxes	2,289	2,118	1,829	670	1,224	6,236	3,741
Income tax expense (benefit)	448	395	337	(112)	198	1,180	645
Net income	$1,841	$1,723	$1,492	$782	$1,026	$5,056	$3,096

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

						As of and for the Nine
	As of and for the Three Months Ended					Months Ended
	September 30,	June 30	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share amounts)	2019	2019	2019	2018	2018	2019	2018
Basic earnings per share	$0.14	$0.13	$0.11	$0.06	$0.08	$0.39	$0.24
Diluted earnings per share	0.14	0.13	0.11	0.06	0.08	0.39	0.24
Book value per share	9.36	9.20	9.01	8.90	8.80
Tangible book value per share (1)	8.49	8.31	8.11	7.98	7.88
Shares outstanding at end of period	13,334,302	13,332,484	13,313,537	13,201,682	13,238,716	13,334,302	13,238,716
Weighted average shares outstanding, basic	13,077,600	13,059,824	13,001,182	13,050,791	13,080,372	13,046,694	13,059,845
Weighted average shares outstanding, diluted	13,132,459	13,104,943	13,037,149	13,099,707	13,142,549	13,092,367	13,128,715

Performance Measures and Other Metrics (tax-equivalent basis):
Yield on average interest-earning assets	4.87%	4.77%	4.90%	4.72%	4.66%	4.85%	4.69%
Accretion of discounts on acquired loans	$357	$197	$439	$352	$357	$993	$1,408
Cost of funds	1.52%	1.58%	1.54%	1.40%	1.19%	1.55%	1.08%
Cost of deposits	1.40%	1.42%	1.34%	1.22%	1.03%	1.39%	0.94%
Net interest spread	3.13%	2.97%	3.16%	3.14%	3.30%	3.09%	3.46%
Net interest margin (NIM)	3.45%	3.29%	3.45%	3.41%	3.57%	3.39%	3.67%
Average interest-earnings assets to total average assets	94.0%	93.9%	94.1%	93.8%	93.5%	94.0%	93.4%
Return on average assets (annualized)	0.66%	0.62%	0.55%	0.30%	0.41%	0.61%	0.42%
Operating return on average assets (annualized) (1)	0.66%	0.62%	0.55%	0.44%	0.41%	0.61%	0.46%
Return on average equity (annualized)	5.97%	5.72%	5.05%	2.69%	3.55%	5.58%	3.61%
Merger-related expense	$—	$—	$—	$—	$—	$—	$363
Efficiency ratio	72.8%	77.7%	78.1%	83.7%	81.3%	76.1%	85.2%
Operating efficiency ratio (1)	72.8%	77.7%	78.1%	78.6%	81.3%	76.1%	83.9%
Average assets	$1,109,986	1,105,411	1,088,180	1,055,144	994,209	1,101,323	980,886
Average interest-earning assets	1,043,243	1,037,527	1,024,058	989,327	929,111	1,035,015	916,168
Average interest-bearing liabilities	851,392	857,355	853,611	817,225	761,986	854,123	752,518
Average shareholders' equity	123,399	120,559	118,099	116,291	115,454	120,705	114,478
Shareholders' equity to total assets ratio	11.2%	11.2%	10.9%	10.9%	11.3%
Tangible shareholders' equity to tangible total assets (1)	10.3%	10.2%	9.9%	9.9%	10.3%

Asset Quality Data and Ratios:
Nonaccrual loans	$7,194	$4,577	$5,384	$5,206	$4,204
Other real estate owned, net	2,178	3,168	3,718	3,597	3,663
Total nonperforming assets	9,372	7,745	9,102	8,803	7,867
Net charge-offs	478	441	358	255	335	1,277	964
Net charge-offs to average loans (annualized)	0.21%	0.19%	0.16%	0.12%	0.17%	0.19%	0.16%
Total nonperforming assets to total assets	0.84%	0.71%	0.82%	0.81%	0.77%
Gross loans to total assets	83.8%	83.8%	83.2%	83.5%	83.2%
ALL to gross loans	0.80%	0.82%	0.86%	0.88%	0.85%
Discounts on acquired loans	$2,886	$3,265	$3,464	$3,922	$4,280

(1) Non-GAAP financial measure.  See GAAP to Non-GAAP financial measure reconciliation at the end of the Supplemental Financial Data tables that follow.

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

						As of and for the Nine
	As of and for the Three Months Ended					Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share amounts)	2019	2019	2019	2018	2018	2019	2018
Reconciliation of Non-GAAP Financial Measures (1)
Tangible book value per share
Total shareholders' equity	$124,857	$122,617	$119,937	$117,476	$116,547
Less: intangible assets, net of deferred tax liability on core deposit intangible (a)(b)	11,697	11,828	11,964	12,106	12,255
Tangible shareholders' equity	$113,160	$110,789	$107,973	$105,370	$104,292
Shares outstanding at end of period	13,334,302	13,332,484	13,313,537	13,201,682	13,238,716
Tangible book value per share	$8.49	$8.31	$8.11	$7.98	$7.88

Tangible shareholders' equity to tangible total assets
Total assets	$1,112,219	$1,094,260	$1,103,840	$1,080,617	$1,027,440
Less: intangible assets, net of deferred tax liability on core deposit intangible (a)(b)	11,697	11,828	11,964	12,106	12,255
Tangible total assets	$1,100,522	$1,082,432	$1,091,876	$1,068,511	$1,015,185
Tangible shareholders' equity	$113,160	$110,789	$107,973	$105,370	$104,292
Tangible shareholders' equity to tangible total assets	10.3%	10.2%	9.9%	9.9%	10.3%

Select noninterest expenses, after-tax basis (ATB)
Merger-related expenses	$—	$—	$—	$—	$—	$—	$363
Merger-related expenses, ATB (b)	—	—	—	—	$—	$—	287

Early retirement program expenses	$—	$—	$—	$483	$—	$—	$—
Early retirement program expenses, ATB (b)	—	—	—	382	—	—	—

Operating return on average assets
Net income	$1,841	$1,723	$1,492	$782	$1,026	$5,056	$3,096
Add: Early retirement program expenses, ATB	—	—	—	382	—	—	—
Add: Merger-related expenses, ATB	—	—	—	—	—	—	287
Operating net income	$1,841	$1,723	$1,492	$1,164	$1,026	$5,056	$3,383
Average assets	$1,109,986	$1,105,411	$1,088,180	$1,055,144	$994,209	$1,101,323	$980,886
Operating return on average assets	0.66%	0.62%	0.55%	0.44%	0.41%	0.61%	0.46%

Operating efficiency ratio
Total noninterest expense	$7,447	$7,592	$7,630	$7,935	$7,532	$22,668	$24,215
Less: Early retirement program expenses	—	—	—	483	—	—	—
Less: Merger-related expenses	—	—	—	—	—	—	363
Operating noninterest expense	7,447	7,592	7,630	7,147	7,935	22,668	23,852
Net interest income	9,031	8,477	8,683	8,471	8,271	26,190	25,107
Noninterest income	1,200	1,295	1,090	1,004	994	3,585	3,330
Operating efficiency ratio	72.8%	77.7%	78.1%	78.6%	81.3%	76.1%	83.9%

Pre-tax, pre-loan loss provision income
Net income	$1,841	$1,723	$1,492	$782	$1,026	$5,056	$3,096
Add: Income tax expense (benefit)	448	395	337	(112)	198	1,180	645
Add: Provision for loan losses	495	62	314	870	509	871	481
Pre-tax, pre-loan loss provision income	$2,784	$2,180	$2,143	$1,540	$1,733	$7,107	$4,222

(a) Excludes mortgage servicing rights.

(b) Assumes a federal income tax rate of 21%.

(1) Set forth above are calculations of each of the non-GAAP (generally accepted accounting principles) financial measures included in the Supplemental Financial Data tables. Tangible book value per share, tangible shareholders’ equity to tangible total assets ratio, select noninterest expenses on an after-tax basis, operating return on average assets, operating efficiency ratio, and pre-tax, pre-loan loss provision income are supplemental financial measures that are not required nor presented in accordance with GAAP.  Management believes tangible book value per share and tangible shareholders’ equity to tangible total assets ratios are meaningful because they are measures management uses to assess capital levels.  Management believes that select noninterest expenses on an after-tax basis, operating return on average assets, operating efficiency ratios, and pre-tax, pre-loan loss provision income are meaningful because management uses them to assess the financial performance of the company. Calculations of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.